Exhibit 99.1

MAX CAPITAL GROUP AFFIRMS THAT ITS OFFER TO IPC HOLDINGS IS SUPERIOR TO

VALIDUS PROPOSAL

Max/IPC Combination Provides IPC 29% More Tangible Book Value per Share and a

More Diversified, Sustainable Platform for Growth

HAMILTON, Bermuda, Apr. 2, 2009—Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH), a Bermuda-based provider of specialty insurance and reinsurance products, has sent a letter to the Board of Directors of IPC Holdings, Ltd., outlining the relative advantages of the pending Max/IPC merger, as well as the business and financial issues raised by the unsolicited takeover proposal by Validus Holdings, Ltd.

W. Marston (Marty) Becker, Chairman and Chief Executive Officer of Max Capital, said: “In addition to providing IPC with 29% more tangible book value per share compared to Validus’ takeover proposal, which is the primary valuation driver for insurance companies, the Max/IPC combination will provide a diversified and balanced platform for growth that should drive stronger performance and value for shareholders for many years. We are confident that the choice for IPC is clear, and Max remains both steadfast in its commitment and excited to complete the amalgamation with IPC – a transaction that we continue to believe represents the best strategic and financial opportunity for the shareholders of both companies.”

The full text of Mr. Becker’s letter reads as follows:

Dear Members of the Board:

We are writing regarding the many business and financial issues raised by the public proposal by Validus Holdings Ltd. (“Validus”) to acquire IPC Holdings, Ltd. (“IPC”) in lieu of the pending IPC amalgamation with Max Capital Group Ltd. (“Max”). The IPC/Max amalgamation was founded on a shared vision of allowing our combined group of shareholders to enjoy the benefits of a strong, diversified operating platform with a proven track record. The Validus proposal does not offer that.

Rather, in light of the Validus proposal, the IPC Board faces two starkly contrasting choices:

A. You can agree to be taken over by Validus at a price that is below IPC’s book value. The result of this takeover for your shareholders would be a minority equity stake in an entity that offers substantially similar product lines to those offered by IPC today, with little risk diversification, and apparently no ability by the IPC Board to steward the longer term prospects of the company.

OR

B. You can complete the planned merger of equals with Max at a price that is below Max’s book value. We believe that this transaction will create a more stable entity that will provide significant product, geographic and risk diversification and over which IPC’s Board will continue to have significant influence, which in turn will provide superior shareholder value.

For the reasons set forth below, and in the accompanying exhibits, we do not agree with Validus that its proposal represents a “Superior Proposal” or is a proposal that can reasonably be expected to lead to a Superior Proposal pursuant to the IPC/Max Plan of Amalgamation dated March 1, 2009 (the “IPC/Max Plan”).

1     A combination with Max delivers 29% more tangible book value per share to IPC. As we operate in an industry where the primary valuation driver is a multiple of book value (and tangible book value), we believe that a transaction that maximizes the book value to shareholders provides the best opportunity to generate shareholder value. The IPC combination with Max is a truly superior proposal versus the takeover proposal by Validus. The takeover proposal by Validus would result in IPC receiving only $28.35 in diluted book value per IPC share and $26.19 of diluted tangible book value per IPC share from Validus. In contrast, our combination delivers $34.93 of diluted book value per IPC share (a 23.2% premium to Validus) and $33.83 of diluted tangible book value per IPC share from Max (a 29.2% premium to Validus). A combination with Max provides greater underlying value to IPC’s shareholders, which we believe will result in greater upside for both IPC and Max shareholders.

2     The IPC/Max Plan creates significant value for IPC shareholders. As we indicated during our discussions, we believe that the IPC/Max Plan provides an attractive financial outcome for IPC. The IPC/Max Plan is expected to be accretive to both earnings per share and return on equity. In addition, as you consider the historical trading multiples of Max and IPC, there is significant opportunity to create substantial value for all shareholders of the combined company. We believe the Validus proposal prioritizes an immediate “premium” in the form of stock for IPC shareholders, while compromising a value creation opportunity for IPC shareholders. Importantly, the written proposal by Validus does not contemplate any participation by the IPC board of directors, whose participation remains an important consideration for Max in the amalgamation and provides continuity to shareholders and clients.

3     Max is a truly diversified underwriting platform. The IPC/Max Plan offers IPC’s shareholders superior current and future value by combining IPC with a truly diversified underwriting platform, with a strong and well established track record. Max enjoys a diversified portfolio of business across many dimensions – by class, geography, customers and distribution. We believe that Max’s diversified underwriting platform, with its strong emphasis on profitable longer-tail casualty business, will generate more stable returns on capital through underwriting cycles, compared to the volatility embedded in the Validus short-tail portfolio. Validus, whose 2008 gross premiums written are 94% concentrated in short- tail lines of business, claims that its portfolio represents “diversification.” Validus’ ability to deliver anything approaching true diversification seems to be constrained by its limited underwriting platforms in Bermuda and at Lloyd’s and lack of underwriting capabilities in longer-tail casualty classes.

Combining two short-tailed property catastrophe companies as proposed by Validus does little for shareholder diversification. Validus’ stated intention to take advantage of currently strong rates in the property market is a short-term strategy that is capital intensive, creates greater volatility for shareholders, and is one which IPC could have continued on a stand-alone basis but elected not to do so. By contrast, Max remains committed to an underwriting strategy that produces attractive results across market cycles, by continuing to expand its specialty insurance business in selected underwriting classes and limiting volatility in its underwriting results.

4   Max has a proven, long-term, operating history. Max’s underwriting has been tested through the tragic events of 9/11, the active 2004 hurricane season and the confluence of Hurricanes Katrina, Rita, and Wilma in 2005. Validus’ operating history, by contrast, does not extend beyond the past three years, during which time the industry as a whole has experienced both strong property catastrophe pricing and limited catastrophe activity. The first test of Validus’ portfolio of business and risk management capabilities since its formation three years ago came in 2008 with Hurricanes Ike and Gustav. In our view, the results speak for themselves: the net loss reported by Validus for these events represented 12.4% of its June 30, 2008 shareholders’ equity, the largest percentage loss of its broad peer group which averaged 7.2% of shareholders’ equity. The loss was almost double the net loss incurred by IPC, which represented just 6.7% of IPC’s June 30, 2008 shareholders’ equity. The losses recorded by Validus included a 42% increase in its initial loss estimate for Hurricane Ike (from $165 million to $235 million) during the fourth quarter of 2008. By comparison, Max’s net incurred losses from Hurricanes Ike and Gustav were limited to 3.4% of June 30, 2008 shareholders’ equity, the lowest among the broader peer group, demonstrating the lower embedded volatility of Max’s underwriting results versus Validus.

5     IPC and Max can complete an amalgamation more quickly, and with greater certainty.

(a) IPC and Max can close our amalgamation expeditiously. Max believes that the IPC/Max Plan can close as soon as June 2009. By contrast, we believe that Validus would not be in a position to close a transaction with IPC until September 2009 at the earliest, notwithstanding its public prediction of a second quarter close. As you are well aware, the IPC/Max Plan requires that shareholders have the opportunity to vote on our amalgamation before IPC’s Board can terminate our agreement and thereafter begin discussions with a bidder such as Validus. We anticipate that we will be able to hold our respective shareholder meetings in June, and only after those shareholder votes would Validus be able to pursue its proposal. Validus’ inability to close before September 2009, the middle of hurricane season, adds meaningful uncertainly to Validus’ proposal, as IPC shareholders and the transaction itself would be put at risk by the significant catastrophe exposures of Validus and Validus’ ability to terminate the transaction based upon changes in shareholders’ equity. Much has been made by Validus regarding US regulatory approvals required to complete the IPC/Max amalgamation. As you know, these approvals are well underway and we do not foresee such requisite approvals adversely impacting a possible June closing.

(b) IPC has conducted extensive diligence on Max. IPC was given complete and open access to Max to afford you and your outside advisors and consultants with the ability to conduct extensive due diligence on Max. The Validus proposal seeks to have IPC enter into a transaction for which IPC has not conducted due diligence. We also note that certain of Validus’ disclosure schedules will not be provided to IPC until after IPC and Max’s shareholders have the opportunity to vote upon our amalgamation.

6     Max’s business is complementary to IPC. Clients seek a diversified program of reinsurers. As you were able to confirm in your due diligence, Max has very limited overlap with the customers of IPC and neither party expects a combination of IPC and Max to lead to any meaningful disruption of either business. In addition, the continuity of the underwriters at IPC will maximize the opportunity for IPC to continue to write this business in the future, assuming market conditions support it. By contrast, Validus acknowledges that it writes business with many of the same clients as IPC, which we would expect to result in a loss of business as clients seek to diversify their reinsurance placements.

7     Max’s complementary and diversified platform is appreciated by our ratings agencies. Max currently has a financial strength rating of A- by A.M. Best, with its outlook changed to positive in December 2008. As IPC and Max have jointly presented to our ratings agencies, IPC’s Board has the comfort of knowing that the ratings agencies view our combination, and its diversifying impact on IPC’s business, positively. In contrast, we believe that the agencies would not look as favorably on combining two short-tailed property-oriented platforms.

8     Max maintains less underwriting volatility through greater diversification of its portfolio of risks. Max seeks to limit its exposure to catastrophic events (probable maximum loss based on a 1 in 250 year event) to a maximum of 20% of its shareholders’ equity, often operating below this level. As part of the IPC/Max Plan, we have discussed continuing to have a significant presence in the property catastrophe market while on a combined equity basis adhering to this same 20% risk tolerance. In contrast, Validus maintains peak exposures where the probable maximum loss based on a 1 in 250 year event runs at a stated 33% of shareholders’ equity. Max believes that combining this risk profile with IPC would expose IPC shareholders to an even greater level of volatility than at present and would not change the markets perception of IPC as being a property catastrophe company. The volatility of Validus’ results would also seem to be cause for concern, particularly when the net losses from Hurricanes Ike and Gustav (which approximated a 1 in 15 year event) was 12.4% of shareholders’ equity, the highest among its broader peer group. This compared to a net loss of 6.7% of shareholders’ equity for IPC and 3.4% for Max.

9     Max has a proven, long-term history of successful acquisitions without incurring goodwill. We believe IPC’s shareholders can take comfort in Max’s demonstrated history of successfully entering new business lines through acquisitions and start-ups without incurring meaningful goodwill. For example, when Max entered the Lloyds’ market, we booked intangible assets of $8 million upon closing our acquisition of Imagine Group (UK) Limited, which stands in contrast to the $154 million of intangible assets booked by Validus in their acquisition of Talbot.

10     Max has a diversified shareholder base. We believe having a shareholder base dominated by five private equity owners controlling 64.9% of Validus’ total beneficial ownership (as of March 13, 2009) will limit the potential upside in the value of Validus over time as these private shareholders seek to exit their investment. Max has a diversified shareholder base with an 84% public float. In addition, Max has a well diversified shareholder base of high quality institutional shareholders.

11     IPC and Max have compatible cultures. IPC and Max have compatible cultures that will help ease the integration of the two companies. IPC and Max share a common focus on underwriting, claims and actuarial disciplines, and on running our respective businesses as meritocracies.

12     Max’s higher asset leverage provides greater investment income over time. Max believes that investment leverage (invested assets as a multiple of shareholders’ equity) is a positive in driving earnings and stability of returns on capital over time. Based on 2008 figures, Max had total investment to equity of 4.2x versus 1.7x for Validus. As Validus continues to pursue a short-tail strategy, Validus will be limited in its ability to increase its asset leverage. This deprives IPC of the meaningful investment income derived from longer-tail casualty lines and continues to leave IPC shareholders exposed to increased volatility from catastrophes. Validus has commented on Max’s investment portfolio, particularly its alternative investment portfolio. Max’s year end allocation to alternative investments was 14% of total invested assets, which is expected to reduce to 10% to 12% in 2009. In looking at results, Max’s total investment return, including realized and unrealized gains and losses, during the very volatile period of 2007 / 2008 has outperformed Validus’ in 6 of the last 8 quarters.

We believe that the facts regarding the proposal submitted by Validus and the attempt by Validus to present a one-sided proposal to IPC shareholders make it clear that Validus has not presented a Superior Proposal, nor one that can be reasonably expected to lead to a Superior Proposal. We believe Validus has created an unnecessary and unproductive disruption for its own opportunistic purposes, which should not distract either IPC’s or Max’s employees and customers from our amalgamation, which we both believe to be in the best interests of our shareholders.

Lastly, Max remains both steadfast in its commitment and excited to complete its planned amalgamation with IPC. We continue to believe that the amalgamation of IPC and Max represents the best strategic and financial opportunity for our collective shareholders.

Very truly yours,

W. Marston Becker

Chairman and Chief Executive Officer
Max Capital Group Ltd.

The exhibits referred to in Mr. Becker’s letter are posted on the Company’s website: www.maxcapgroup.com.

Max Capital Group Ltd., through its operating subsidiaries, provides specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This press release includes statements about future economic performance, finances, expectations, plans and prospects of both IPC Holdings, Ltd. (“IPC”) and Max Capital Group Ltd. (“Max”) that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties, including the risks described in the joint proxy statement/prospectus of IPC and Max that has been filed with the Securities Exchange Commission (“SEC”) under “Risk Factors,” many of which are difficult to predict and generally beyond the control of IPC and Max, that could cause actual results to differ materially from those expressed in or suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please also refer to the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by each of IPC or Max, as the case may be, with the SEC. Neither IPC nor Max undertakes any obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of financial ratings of any wholly-owned operating subsidiary; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere and continued instability in global credit markets; and (f) other factors set forth in the joint proxy statement/prospectus of IPC and Max, the most recent reports on Form 10-K, Form 10-Q and other documents of IPC or Max, as the case may be, on file with the SEC. Risks and uncertainties relating to the proposed transaction include the risks that: the parties will not obtain the requisite shareholder or regulatory approvals for the transaction; the anticipated benefits of the transaction will not be realized; and/or the proposed transactions will not be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward looking statement contained in this press release.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT:

This press release relates to a business combination transaction between IPC and Max. On March 27, 2009, IPC and Max filed with the SEC a registration statement on Form S-4, including the preliminary joint proxy statement/prospectus constituting a part thereto. This press release is not a substitute for the joint proxy statement/prospectus or any other documents which IPC or Max may file with the SEC or send to their respective shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE

JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED, OR THAT WILL BE FILED, WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to IPC, at Jim Bryce, President and Chief Executive Officer, or John Weale, Executive Vice President and Chief Financial Officer, at 441-298-5100, in the case of IPC’s filings, or Max, at Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations at 441-295-8800, in the case of Max’s filings.

PARTICIPANTS IN THE SOLICITATION:

IPC and Max and their respective directors, executive officers and other employees may be deemed to be participants in any solicitation of IPC and Max shareholders, respectively, in connection with the proposed transaction. Information about IPC’s and Max’s directors and executive officers is available in IPC’s and Max’s proxy statements, dated April 29, 2008 and March 19, 2008, respectively for their 2008 annual meetings of shareholders.

Contacts

Susan Spivak Bernstein	Roanne Kulakoff Peter Hill

Senior Vice President	Kekst and Company

susan.spivak@maxcapservices.com	roanne-kulakoff@kekst.com peter-hill@kekst.com

1-212-898-6640	1-212-521-4837 1-212-521-4859

Materials Prepared For: IPC Holdings Board of Directors Creating a World Class Specialty Insurer and Reinsurer April 2, 2009

A Merger with Max Delivers Superior Value to IPC
n
A combination with Max delivers 29% more tangible book value per share to IPC
n
The IPC/Max amalgamation creates significant value for IPC shareholders
n
Max is a truly diversified underwriting platform
n
Max has a proven, long-term, operating history
n
IPC and Max can complete an amalgamation more quickly, and with greater certainty
n
Max’s business is complementary to IPC
n
Max’s complementary and diversified platform is appreciated by our ratings agencies
n
Max maintains less underwriting volatility through greater diversification
n
Max has a proven, long-term history of successful acquisitions without incurring goodwill
n
Max has a diversified shareholder base
n
IPC and Max have compatible cultures
n
Max’s higher asset leverage provides greater investment income

Max provides IPC shareholders with more book value for every share of IPC
IPC shareholders will have greater upside in a merger with Max
Max Provides IPC More Value
Diluted Tangible Book Value per IPC Share
$26.19
$33.83
$20.00
$25.00
$30.00
$35.00
$40.00
Max Validus
Diluted Book Value per IPC Share
$34.93
$28.35
$20.00
$25.00
$30.00
$35.00
$40.00
Max Validus
Transaction Ratio Per Value
Value Exchange Ratio IPC Share Offered to IPC
Max $22.46 0.6429x 1.5555x $34.93
Validus $23.55 1.2037x 1.2037x $28.35
Transaction Ratio Per Value
Value Exchange Ratio IPC Share Offered to IPC
Max $21.75 0.6429x 1.5555x $33.83
Validus $21.76 1.2037x 1.2037x $26.19
A combination with Max results in a 29.2%
premium in the diluted tangible book value
per share delivered to IPC’s shareholders
vs. Validus
A combination with Max results in a 23.2%
premium in the diluted book value per
share delivered to IPC’s shareholders vs.
Validus

0.40x
0.60x
0.80x
1.00x
1.20x
1.40x
3/30/06 7/29/06 11/28/06 3/30/07 7/30/07 11/28/07 3/29/08 7/29/08 11/28/08 3/30/09
Max
Validus
____________________
Source: SNL Financial, FactSet, company filings.
Max is Currently Trading Below its Long Term Average
Price / Primary Book Value per Share
Average
Since
3 - Year VR IPO 2007 2008 Current
Max Capital 1.00x 0.91x 1.10x 0.88x 0.74x
Validus NA 0.95 1.11 0.89 0.97

Life & annuity
Long-tail
Other short-tail
Property /
property cat
20%
19%
42%
19%
Reinsurance
Insurance
47%
53%
2008 GPW  = $1,254 million
2008 GPW  = $1,362 million
Max Has a More Diversified Portfolio of Business
Validus
Max
Max offers diversification across all lines of business, both short-tail and casualty classes
Validus has no diversification outside of short-tail lines, which represented 94% of 2008 GPW
Other short-tail lines includes marine (29% of GPW) which is also partially catastrophe exposed
Reinsurance
Insurance
55%
45%
Long-tail
Other short-tail
Property /
property cat
46%
48%
6%

Talbot (Lloyd's)
Validus Re
Other
Aerospace and
aviation
War and
terrorism
Marine
Property
Max Maintains Truly Diversified Underwriting Platforms
Validus Gross Premiums Written
(1)
Max Gross Premiums Written
Other
Medical
malpractice
Agriculture
Aviation
Excess liability
Professional
liability
Property
Max at Lloyd's
U.S. Specialty
Bermuda/
Dublin
Insurance
Bermuda/
Dublin
Reinsurance
____________________
(1)  Excludes intersegment eliminations.
n Max maintains four well-established underwriting platforms – Bermuda, Dublin, U.S. and Lloyd’s
n
Validus has underwriting capabilities in a limited number of lines and platforms

78%
140%
33%
50%
56%
71%
104%
252%
60%
73%
92%
116%
0%
25%
50%
75%
100%
125%
150%
300%
2004 2005 2006 2007 2008 Average
83%
84%
75%
77%
96%
84%
104%
101%
96%
96%
124%
102%
0%
25%
50%
75%
100%
125%
150%
300%
2004 2005 2006 2007 2008 Average
Validus had the worst
combined ratio relative to
its mono-line peers
Validus began
operations following
Hurricanes Katrina, Rita
and Wilma
Median 94% 116% 85% 83% 94% 94%
Max 94% 106% 86% 88% 92% 93%
Comparative Combined Ratios
Diversified Reinsurers
Property Focused Reinsurers
Median 78% 201% 55% 61% 89% 97%
IPC 78% 252% 33% 50% 56% 94%
VR 57% 62% 92% NA
Validus has
underperformed its peers
over the last 3 years
Source:  Company filings.
Property focused reinsurers include RNR, IPC, VR, MRH and FSR. Diversified reinsurers include RE, AXS, ACGL, TRH, PRE, ORH, AWH, ENH, AHL, PTP and MXGL.

____________________
Source: Company filings.  Losses are generally disclosed net of reinstatement premiums.
(1) Results reflect Ike only.
(2) Equity includes preferred, which subsequently converted to common.
(1)
Validus had the greatest loss as a percentage of common equity among all its broad peer group
Validus increased its Ike reserves by 42% in Q4 2008
Financial Impact of Hurricanes Ike and Gustav
Ultimate Net Losses as a % of 6/30/08 Common Equity ($ in millions)
(2) (2)
Losses $256 $140 $276 $140 $165 $287 $384 $305 $171 $135 $148 $155 $113 $257 $50
12.4%
11.0%
10.1%
8.9%
8.4%
8.1%
8.1%
7.8%
7.0%
6.7%
6.3%
6.0%
4.8%
4.6%
3.4%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
VR FSR RNR MRH PTP ACGL AXS PRE AHL IPCR ENH ORH AWH RE MXGL

Max Has Significantly Less Property Cat Exposure
Relative to Validus
Max seeks to limit its exposure to catastrophic events (probable maximum loss based on a 1 in
250 year event) to a maximum of 20% of equity, often operating below this level
Validus has significant volatility embedded in its underwriting operations
Validus maintains a 1 in 250 year peak PML representing 33% of equity
Validus IPC Max
U.S. Hurricane 33% 41% 19%
California Earthquake 19% 41% 19%
Europe Windstorm 21% 36% 5%
Japan Earthquake 6% 10% 7%
Estimated 1 in 250 Year PML as % of 12/31/08 Equity

Asset base reflects Max’s long-tail
business
Cash and fixed income represent
86% of total investments
Expected to be approximately
90% in 2009
Max produced investment income of
$182 million on its fixed income
portfolio in 2008
Income on alternative investments
expected to provide nearly $50
million in income in 2009
Investment income expected to
increase as $949 million of cash is
deployed in higher yielding fixed
income
Higher Asset Leverage Equals More Sustainable
Returns on Capital
($ in millions)
____________________
(1) Does not include GAAP purchase accounting adjustments.
12/31/2008 Total
Total Investments /
Company Equity Investments Equity
1 Everest Re $4,960 $13,714 2.8x
2 AXIS 4,461 10,433 2.3x
3 PartnerRe 4,199 11,725 2.8x
4 Arch Capital 3,433 10,821 3.2x
5 Transatlantic 3,198 10,518 3.3x
IPC + Max
(1)
3,131 7,592 2.4x
6 RenaissanceRe 3,033 6,317 2.1x
7 OdysseyRe 2,828 7,893 2.8x
8 Aspen 2,779 5,754 2.1x
9 Allied World 2,417 6,863 2.8x
10 Endurance 2,207 5,358 2.4x
11 Validus 1,939 3,281 1.7x
12 IPC Holdings 1,851 2,235 1.2x
13 Platinum Re 1,809 4,260 2.4x
14 Montpelier Re 1,358 2,365 1.7x
15 Max Capital 1,280 5,357 4.2x
16 FlagstoneRe 986 1,701 1.7x
17 Greenlight Capital 485 858 1.8x
n
Max believes higher asset leverage is a significant positive – provides greater stability in returns

Cash
Alternative
Investments
Fixed Income
Securities
68%
14%
18%
Cash
Equities
Alternative
Investments
Fixed Income
Securities
80%
8%
9%
3%
12/31/08 - $5.4 billion
12/31/08 - $2.2 billion
IPC and Max Maintain a High Quality Investment Portfolio
Max Capital
IPC Holdings
IPC and Max have similarly positioned investment portfolios

0.9%
1.4%
0.2%
(3.3%)
(0.3%)
(0.1%)
0.9%
0.8%
1.6%
2.4%
1.9%
1.9%
0.8%
1.3%
1.4%
1.9%
(4.0%)
(3.0%)
(2.0%)
(1.0%)
0.0%
1.0%
2.0%
3.0%
4.0%
Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008 Q3 2008
____________________
Note: Returns reflect net investment income, realized gains (losses) and change in unrealized gains (losses).
Max Validus
Q4 2008
MXGL VR
2008 (1.26%) 1.81%
2007 7.78% 5.71%
01/2007 to 12/2008 3.16% 3.74%
Max has reduced / repositioned
its alternative investments and
emphasized a more market
neutral position
Comparative Total Investment Returns
Max’s Total Investment Return Has Outperformed Validus in 6 of the Last 8 Quarters

Validus
IPC
43%
57%
Max
IPC
58%
42%
Validus
IPC 0%
100%
Max IPC
50%
50%
Ownership
Board Representation
Ownership
Board Representation
IPC/Max Merger Provides IPC Holders with Representation
IPC / Max Merger of Equals
Validus Takeover of IPC
A merger-of-equals with Max provides IPC shareholders with majority ownership of the combined company
Max’s board of directors looks forward to jointly executing our shared vision
IPC directors would have no board representation in a takeover by Validus

“Yes a premium, but few convincing strategic reasons:
Aside from the premium to IPCR's market price (currently
4%), we see few obvious points that make this a superior
offer over the longer term. While the deal brings scale to
the combined companies ($4 billion capital base), we view
this deal as offering very little in the way of
diversification… We expect IPCR management to push for
the combination with MXGL, as we think it makes more
sense from a strategic and diversification standpoint.”
- RBC Capital Markets
March 31, 2009
“Although the VR bid is currently a 5% premium to the
Max Capital (MXGL, $16.96, Market Perform)
combination, the MXGL/IPCR merger appears more
compelling from a business perspective, in our view, due to
the more diverse business mix. As the deals currently stand, we expect IPCR shareholders to continue to prefer the
MXGL combination, as the modest price premium in the
VR deal is offset by the more diversified pro-forma
company MXGL/IPCR would create.”
- Keefe, Bruyette & Woods
March 31, 2009
“While both potential combinations can generate
increased value, we believe that the IPCR/MXGL merger
represent a more natural fit and could have strategic
advantages... The MXGL/IPCR business mix would be well
diversified on an insurance / reinsurance basis and long
tail / short tail lines…VR/IPCR catastrophe risk exposure
would exceed IPCR/MXGL… An IPCR/MXGL merger
could be better positioned for an A rating post the deal.”
- Fox-Pitt Kelton Cochran Caronia Waller
April 1, 2009
Research Analysts Emphasize Max’s Diversification
n
Research analysts have expressed strong support for an IPC / Max merger, placing significant emphasis on the diversification that Max provides IPC

15 Creating a World Class Specialty Insurer and Reinsurer